Exhibit 10.3

Form: 07L Release: 2.3 www.lands.nsw.gov.au	LEASE New South Wales Real Property Act 1900	Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

	STAMP DUTY	Office of State Revenue use only

(A)	FOLIO OF THE REGISTER	Property leased FOLIO IDENTIFIER A/161650 and B/161650 including factory known as 244 Young Street, Waterloo, NSW 2017 together with 38 on-site parking spaces

(B)	LODGED BY	Document Collection Box	Name, Address or DX, Telephone, and LLPN if any Reference:	CODE L

(C)	LESSOR	CHARVIC PTY LTD (ACN 003 181 093)
The lessor leases to the lessee the property referred to above.

(D)		Encumbrances (if applicable):

(E)	LESSEE	OPTIUM AUSTRALIA PTY LIMITED (ACN 098 184 582)
(F)		TENANCY:

(G)   1.     TERM       Three (3) years

        2.     COMMENCING DATE       7 December 2007

        3.     TERMINATING DATE       6 December 2010

        4.     With an OPTION TO RENEW for a period of three (3) years set out in clause 17 of Annexure “A”

        5.     With an OPTION TO PURCHASE set out in clause N. A. of N. A.

        6.     Together with and reserving the RIGHTS set out in clause N. A. of

        7.     Incorporates the provisions or additional material set out in ANNEXURE(S) “A” hereto.

        8.     Incorporates the provisions set out in N.A. in the Department of Lands, Land and Property Information Division as No. N.A.

        9.     The RENT is set out in item No. 1 of the Reference Schedule

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.	DEPARTMENT OF LANDS
0709	LAND AND PROPERTY INFORMATION DIVISION

DATE

(H)

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below
pursuant to the authority specified.

Corporation:
Authority:
SEE ANNEX “A”
	Signature of authorised person:	Signature of authorised person:

	Name of authorised person:	Name of authorised person:
	Office held:	Office held:

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below
pursuant to the authority specified.

Corporation:
Authority:
SEE ANNEX “A”
	Signature of authorised person:	Signature of authorised person:

	Name of authorised person:	Name of authorised person:
	Office held:	Office held:

(I)	STATUTORY DECLARATION *

I

solemnly and sincerely declare that—

1. The time for the exercise of option to in expired lease No. has ended; and

2. The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900 and I certify this application correct for the purposes of the Real Property Act 1900.

	Made and subscribed at	in the State of New South Wales

	on	in the presence of—

	Signature of witness:	Signature of lessor:

Full name of witness:

Address of witness:

	Qualification of witness:	[tick one]
☐ Justice of the Peace
☐ Practising Solicitor
☐ Other qualified witness [specify]

*  As the Department of Lands may not be able to provide the services of a justice of the peace or other qualified witness, the statutory declaration should be signed and witnessed prior to lodgment of the form at Land and Property Information Division.

THIS IS ANNEXURE “A” TO THE LEASE BETWEEN
CHARVIC PTY LTD AS LESSOR AND
OPTIUM AUSTRALIA PTY LIMITED AS LESSEE
OF PROPERTY KNOWN AS 244 YOUNG STREET,  WATERLOO NSW 2017

INDEX

REFERENCE SCHEDULE	7

1.	DEFINITIONS & INTERPRETATION	8

1.1.	Definition	8

1.2	Interpretation	10

1.3	Exclusion of Implied Covenants and Powers	11

2.	RENT AND OUTGOINGS	11

2.1	Rent Payment	11

2.2.	Rent Review	11

2.3	Lessor’s Estimate of Outgoings	13

2.4	Outgoings Payment and Adjustments	13

2.5.	GST	14

3.	TERMINATION OR ABATEMENT ON DAMAGE	15

3.1	Lessor’s Notice to Rebuild or Terminate	15

3.2	Lessee’s Notice to Terminate	16

3.3	Termination following Failure to Rebuild	16

3.4	Continued Operation during Rebuilding	16

3.5	Abatement of Rent	16

3.6	No Requirement to Rebuild	16

3.7	Disputes	16

4.	RESUMPTION	17

4.1	Resumption	17

5.	USE OF PREMISES	17

5.1	Permitted Use	17

5.2	No Noxious Use	17

5.3	Use of Appurtenances	17

5.4	Drains and Wastes	17

5.5	Holing of Walls	18

5.6	Cleaning	18

5.7	Overloading of Floors	18

5.8	Installation of Machinery	18

5.9	Overloading of Electrical Equipment	18

5.10	Inflammable Substances	18

5.11	Animals	18

5.12	Special Services	18

5.13	Fittings and Fixtures	19

5.14	Glass and Signs	19

5.15	Doors, Locks and Windows	19

5.16	Bulbs, Tubes and Illuminated Signs	19

5.17	Painting of the Building	19

5.18	Requirements of Public Authorities	19

5.19	Pest Control	19

5.20	Infectious Illness	20

5.21	Notice of Defects	20

5.22	Exterior Signs	20

5.23	Auctions	20

5.24	Lessee Not to Cause Rent Reductions	20

5.25	Car Parking Areas and Gardens	20

6.	LESSEE’S WORKS	21

6.1	Lessee’s Works	21

6.2	Lessor’s Approval	21

6.3	Conditions	21

6.4	Permits	21

6.5	Lessor’s Property on Termination	21

7.	ASSIGNMENT	21

7.1	Restrictions on Assignments	21

8.	MAINTENANCE, REPAIR, ALTERATIONS, ETC	22

8.1	Repair of Building	22

8.2	Specific Repairs	23

8.3	Alterations	23

8.4	Partitioning	23

8.5	Lessor May Enter the Premises	24

8.6	Lessor May Carry out Repairs	25

8.7	Lessor’s Reservations	25

8.8	Notice to Lessee	25

8.9	Liens on Premises	25

8.10	Environmental Law	25

9.	AIR CONDITIONING AND FIRE EQUIPMENT	26

9.1	Repair and Use	26

9.2	No Interference with Equipment	27

9.3	Access to Contractors	27

10.	ELECTRICITY AND OTHER SERVICES	27

10.1	Lessee to Arrange	27

10.2	Lessee to Pay Charges	27

10.3	Supply Failure	27

11.	INSURANCE	27

11.1	Lessee to Effect Insurance	27

11.2	General Insurance Provisions	27

11.3	Heating and Energy	28

11.4	Insurance not to be Avoided	28

11.5	Fire Regulations	28

11.6	Payment of Additional Premiums	28

11.7	Lessor as Attorney	28

12.	INDEMNITIES	28

13.	COVENANTS BY THE LESSOR (QUIET ENJOYMENT, REMOVAL OF LESSEE’S FIXTURES)	29

13.1	Quiet Enjoyment	29

13.2	Removal of Lessee’s Fixtures	30

13.3	Maintenance of Building and Services	30

14.	DEFAULT AND TERMINATION	30

14.1	Events of Default	30

14.2	Lessor may pay in Default	31

14.3	Interest on overdue Moneys	31

14.4	Yielding up	31

14.5	Removal of Lessee’s Fixtures	32

14.6	Lessee’s Fixtures Not Removed	32

15.	BREACH OF ESSENTIAL TERM	32

15.1	Essential Terms	32

15.2	Compensation for Breach	33

15.3	Acknowledgement by Lessee	33

15.4	Lessee’s Right to Damages	33

15.5	Lessor to Mitigate Loss	33

15.6	Calculation of Damages	34

16.	APPOINTMENT OF ATTORNEY	34

16.1	Attorney	34

17.	OPTION FOR RENEWAL	34

17.1	Grant of Option	34

17.2	Total Lease Term	35

17.3	Rent Payable during Renewed Lease Term	35

18.	HOLDING OVER	35

18.1	Lessee remaining in possession	35

18.2	Rent Payable during Renewed Lease Term	35

18.3	Increase in Rent	35

19.	GENERAL	35

19.1	Waiver of Breach	35

19.2	Notices	36

19.3	Stamp Duty and Costs	36

19.4	For Sale/Lease Signs	36

19.5	No Partnership	36

19.6	Lessor’s Covenant	37

19.7	Whole Agreement	37

19.8	No Liability for Provision of Services	37

19.9	Lessee occupies at Sole Risk	37

19.10	No Moratorium	37

19.11	Additional Liability of Lessee	37

20.	BANK GUARANTEE	38

20.1	Provision of Guarantee	38

20.2	Increase in Deposit	38

20.3	Appropriation of Deposit	38

20.4	Assignment of Deposit	39

21.	MAKE GOOD ON TERMINATION	39

22.	LEASE SUBJECT TO DEVELOPMENT CONSENT	40

23.	REMOVAL OF RACKING	40

REFERENCE SCHEDULE

ITEM 1.	BASE RENT:

$426,580 per annum plus GST payable in advance by instalments of $35,548.34 plus GST on the first day of each calendar month commencing on 1 April 2008.

ITEM 2.	PERCENTAGE OF ANNUAL OUTGOINGS:

100% of Outgoings.

ITEM 3(a)	MARKET REVIEW DATES:

Upon exercise of the Option.

ITEM 3(b)	PERCENTAGE INCREASE REVIEW DATES:

Annually on the anniversary of the Commencement Date

ITEM 4.	PERMITTED USE:

Commercial Offices, research rooms, warehouse, clean room and manufacturing of optical components.

ITEM 5.	OPTION FOR RENEWAL:

Three (3) years commencing 1 December 2010.

ITEM 6.	BANK GUARANTEE:

Six (6) months’ gross rent plus GST, initially being $293,173,20.

1.             DEFINITIONS & INTERPRETATION

1.1.         Definition

(a)                                  “Air Conditioning Equipment” includes all compressors, condensers, chiller sets, pumps, pipework, switchboards, wiring, thermostats, controls, cooling towers, air production and reticulation of chilled water and conditioned air in the Building.

(b)                                 “Appurtenances” includes all water closets, lavatories, grease traps, water apparatus, wash basins, bathrooms, gas fittings, electrical fittings and apparatus, and other services contained in or about the Building as the context requires.

(c)           “Authorisation” means:

(i)                                     any consent, authorisation, registration, agreement, relevant certificate, permission, licence, approval, authority or exemption from, by or with an Authority; or

(ii)                                  any entitlement arising from the incapacity of a relevant Authority to prohibit or restrict anything in whole or in part because of the expiry of time within which it could legally intervene to do so.

(d)                                 “Authority” includes any public, governmental, semi-governmental, city, municipal, health, licensing or any other authority having jurisdiction or authority in respect of the Premises or the use of the Premises or the Permitted Use.

(e)                                  “Building” means the building erected upon the Land and all substitutions, alterations or modifications to the building and includes the Land upon which such Building is erected.

(f)            “Claim” includes all actions, claims, demands, notices, losses, damages, compensation, costs and expenses.

(g)           “Commencing Date” means the date described on the front page of this Lease for the commencement of the Term.

(h)                                 “Environmental Law” means a law, ordinance, regulation or the like which relates to an aspect of the environment or health.

(i)                                     “Fire Equipment” includes all stop-cocks, hydrants, alarms, fire sprinkler systems or other fire detection and prevention equipment in the Building.

(j)            “Land” means the land described in the Certificate of Title referred to on the front page of this Lease.

(k)                                  “Lessee” means and includes the Lessee, its successors and permitted assigns and where not repugnant to the context the invitees, contractors, servants, employees and agents of the Lessee.

(l)            “Market Review Date” means the dates nominated in Item 3(a) of the Reference Schedule.

(m)          “Outgoings” means the following in respect of the Premises:

(i)                                     all rates (including council and water rates), and taxes (including land tax) on a single holding basis, and impositions payable to any Authority in relation to the Land, the Building and the Premises;

(ii)                                  all rates and charges payable to any Authority in relation to any of the supply of water, sewerage and the removal of waste and other garbage from the Premises;

(iii)          all charges for gas, electricity, telephone and public utilities servicing the Premises;

PROVIDED THAT payments to be made under this clause shall be adjusted for any assessment year or period which is broken by the Commencing Date or Terminating Date of this Lease or as held over but otherwise shall be payable for the whole period of the assessment and the Lessor shall refund to the Lessee the proper proportion of the said payments should this Lease during the period of the assessment expire or be determined not through the default or breach of the Lessee.

(n)           “Percentage Increase Review Date” means the dates nominated in Item 3(b) of the Reference Schedule.

(o)           “Permitted Use” means the use outlined in Item 4 of the Reference Schedule.

(p)                                 “Premises” means the premises described on the front page of this Lease together with any modifications, extensions and alterations thereto from time to time and including the Lessor’s fixtures and fittings in the Building and includes all leasehold improvements made by the Lessee, including the Airconditioning Equipment replaced by the Lessee, the kitchen and bathrooms constructed by the Lessee with the Lessor’s consent.

(q)           “Reference Schedule” means the reference schedule at the front of this Lease.

(r)                                    “Rent” means the rent specified in Item 1 of the Reference Schedule as reviewed on the Review Dates in accordance with Clause 2.2.

(s)           “Review Dates” means the dates (if any) specified in Item 3 of the Reference Schedule.

(t)                                    “Services” means all services or systems of any nature from time to time provided to the Building and/or to the Land or available for use and includes the provision of any lighting, gas, fuel, power, water, sewerage, drainage, loading docks, plant rooms, storage areas, the Fire Equipment, the Air Conditioning Equipment and the fittings, fixtures, appliances, plant and equipment utilised for any of these Services and any services or systems from time to time utilised for access to the Building.

(u)                                 “Term” means the term demised to the Lessee by this Lease and includes any holding over period with the consent of the Lessor.

(v)           “Terminating Date” means the date specified on the front page of this Lease as the date upon which the Term of the Lease terminates.

1.2          Interpretation

(a)           Severability

If any term, covenant or condition of the Lease or the application thereof to any person or circumstance shall be or become invalid or unenforceable, the remaining terms, covenants and conditions shall not be affected thereby and each term, covenant and condition of the Lease shall be valid and enforceable to the fullest extent permitted by law.

(b)           Bodies and Associations

References to any Authority, association, society, club or body shall in the event of any such entities ceasing to exist or being reconstituted, renamed or replaced or the powers or functions of any of them being transferred to any other entity refer respectively to the entity established or constituted in lieu thereof or succeeding to the similar powers or functions.

(c)           Implied Covenants

The covenants implied by law (statutory or otherwise) are not negatived but shall be deemed to have been modified (where so permitted) to the extent of any inconsistency with the provisions of the Lease.

(d)           Plurals and Genders

The singular shall include the plural and vice versa and words importing one gender shall include every gender.

(e)           Contra Proferentum

In the interpretation of this Lease, no rules of construction shall apply to the disadvantage of one party on the basis that that party put forward the Lease or any part thereof.

(f)            Headings

Headings have been inserted for guidance only and do not form any part of the context of this Lease.

(g)           Statutes

Reference to a statute or ordinance includes all regulations under and amendments to that statute or ordinance whether by subsequent statute or otherwise and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

(h)           Persons

A reference to person includes references to firms, a body corporate, an association or an Authority and includes a reference to the person’s executors, administrators, successors and permitted assigns.

(i)            Lessee’s Agents

If this Lease prohibits the Lessee from doing a thing then the Lessee must do everything necessary to ensure that the Lessee’s sub-lessees, invitees, contractors, servants, employees and agents do not do that thing and the Lessee may not allow or cause any person to do that thing. If this Lease requires the Lessee to do a thing then the Lessee must do everything necessary to ensure that the Lessee’s sub-lessees, invitees, contractors, servants, employees and agents also do that thing.

1.3          Exclusion of Implied Covenants and Powers

The covenants and powers implied in every lease by virtue of Sections 84 and 85 of the Conveyancing Act 1919 (as amended) shall not apply to or be implied in this Lease except insofar as the same or part or parts thereof are included in the covenants hereinafter contained.

2.             RENT AND OUTGOINGS

2.1          Rent Payment

(a)                                  The Lessee shall during the Term pay to the Lessor without demand from the Lessor and without any deduction or set off the Rent in advance by regular and consecutive monthly payments each equal to one-twelfth (1/12) of the Rent on the first day of each month during the Term (except the first and last payments which if necessary will be proportionate) with the first payment being payable on the date specified in Item 1 of the Reference Schedule.

(b)                                 The Rent will be reviewed at each Review Date to an amount calculated in accordance with Clause 2.2.

(c)                                  The acceptance from time to time and at any time by the Lessor of the Rent at a figure applicable to any period prior to the relevant Review Date will not relieve the Lessee from the liability to pay on demand the balance due in terms of Clause 2.2.

(d)                                 If a rent free period or rental incentive or payment of fitout expenses (“Incentive”) has been provided by the Lessor to the Lessee during this lease, and if this lease is terminated as a consequence of the Lessee’s default then the Incentive will no longer apply and Rent will become due and payable for that proportion of the Incentive period at the Rent rate set out in Item 1 of the Reference Schedule as relates to the period from the date of termination due to the Lessee’s default to the Terminating Date of the Lease.

2.2.         Rent Review

(a)                                  Market Rental Review

(i)                                     Ascertaining the Market Rent

The Lessor at any time within a period commencing sixty (60) days prior to a Market Review Date and expiring not later than the Market Review Date immediately following the relevant Market Review Date will review the Rent to an amount which the Lessor considers would at the time of such review be the current market rent of the Premises as between a willing lessor and a willing lessee having regard to the Premises offered, the provision of parking facilities (if any), the terms other than rental and all matters then relevant to the determination of such rental but without in any way limiting the generality of the foregoing the Lessee’s obligations (if any) to contribute to the Outgoings and subject to the following provisions of this clause the amount so determined shall be the Rent payable by the Lessee from the relevant Market Review Date PROVIDED THAT nothing in this clause shall operate to reduce the Rent payable below the previous years’ annual Rent.

(ii)                                  Dispute of Proposed Market Rent

The Lessor shall notify the Lessee in writing of the Rent which the Lessor considers is the current market rent of the Premises and the Lessee shall have thirty (30) days from the date of receipt of such notice from the Lessor within which the Lessee may notify the Lessor in writing as to whether it disputes the current market rent determined by the Lessor. Should the Lessee not so notify the Lessor that it disputes the Lessor’s assessment of the current market rent then the Lessee will be deemed to have accepted the Lessor’s assessment of the current market rent and the Lessor’s assessment of the current market rent shall be the Rent payable from the relevant Market Review Date.

(iii)                               Determination by Valuer

In the event that the Lessee disputes the Lessor’s assessment of the current market rent, such current market rent shall be determined by a valuer of the Australian Property Institute Inc -New South Wales Division registered so to act with more than 10 years valuing experience and at least 5 years valuing experience of property in a similar location and of a similar nature as that of the Premises, agreed upon by the Lessor and by the Lessee and such appointment shall be made within twenty one (21) days of receipt of the notice by the Lessor from the Lessee that the Lessee disputes the Lessor’s assessment of the current market rent. The valuer’s determination must be made within one month of his or her appointment.

(iv)                              Valuer if no Agreement

If the Lessor and the Lessee cannot agree on the appointment of a valuer in accordance with sub-clause 2.2(a)(iii) then a valuer appointed by the President of the Australian Property Institute Inc, New South Wales Division registered so to act with more than ten (10) years valuing experience and at least five (5) yearsvaluing experience of property in a similar location and of a similar nature as that of the Premises, shall be appointed and shall be instructed to make a determination as to Rent (including a statement as to how the determination was reached) within on month of his appointment and his decision shall be final and binding on the Lessor and Lessee.

(v)                                 Submissions to the Valuer

The Lessor and the Lessee may make submissions to the valuer appointed under this clause which the valuer may or may not take into consideration in making the determination, in the valuer’s absolute discretion.

(vi)                              Valuer as an expert

Any valuer appointed in accordance with Clause 2.2(a) shall be deemed to be acting as an expert and not as an arbitrator and accordingly the provisions of the Commercial Arbitration Act, 1984 shall not apply.

(vii)                           Costs

All costs incurred in the determination of the Rent pursuant to this clause shall be borne in equal shares by the Lessor and the Lessee.

(viii)                        Amount of Rent Payable Until Determination

Until the current market rent is determined, the Lessee must pay to the Lessor the previous year’s annual Rent increased by four percent (4%).

(b)                                 Percentage Increase Rental Review

On each Percentage Increase Review Date the Rent shall be increased to an amount per annum equal to the amount represented by R in the formula:

R = A x 104
100

where:

R             means the Rent payable for the period following the Percentage Increase Review Date.

A             means the Rent payable for the period just ended at the relevant Percentage Increase Review Date.

2.3          Lessor’s Estimate of Outgoings

The Lessor will on and from the commencement date of the Term, furnish to the Lessee an estimate (the “Estimate”) giving reasonable details of the Outgoings which will payable by the Lessor for the following twelve (12) month period of the Lease and the Lessee will pay, within thirty (30) days of the receipt of such Estimate from the Lessor, the amount due on a monthly basis, payable in advance as to one-twelfth (1/12) of the Estimate.

2.4          Outgoings Payment and Adjustments

(a)                                  The Lessee shall pay during the Term the percentage specified in Item 2 of the Reference Schedule of annual Outgoings.

(b)                                 As soon as practicable after 30th day of June in each year, the Lessor will furnish to the Lessee a statement (the “Statement”) giving reasonable details of the Outgoings paid by the Lessor for the preceding twelve (12) month’s period. Except in the case of manifest error notified by either party to the other within fourteen (14) days of the service of the Statement on the Lessee, the Statement shall be conclusive evidence of the matters stated therein.

(c)                                  Within one month after the Lessor gives the Lessee the Statement there is to be an adjustment between the amount of Outgoings actually paid by the Lessee and the amount actually reasonably and properly expended by the Lessor during the previous year.

(d)                                 The Lessor covenants with the Lessee that the Lessor will pay all such Outgoings to the appropriate authorities.

(e)                                  Notwithstanding the foregoing the following provisions shall apply to any broken period being a period of less than one (1) complete year from the date of commencement of the Lease to the end of the current rating year or a period from the commencement of a rating year to the date of termination of the Lease, namely:

(i)                                     in respect of any broken period occurring at the commencement of the Lease the Lessee shall pay to the Lessor a proportionate part only of the amount of Outgoings to be reimbursed as aforesaid such proportion being the same proportion as the number of days from the date of commencement of the Lease to the end of the rating year bears to three hundred and sixty five (365) days;

(ii)                                  in respect of any broken period occurring in the last year of the Term or of any extension thereof, the Lessee shall pay to the Lessor a proportionate part only of the amount of the Outgoings to be reimbursed as aforesaid, such proportion being the same proportion as the number of days from the date of commencement of the rating year to the date of termination of the Lease bears to three hundred and sixty five (365) days.

2.5.      GST

(a)                                  GST Definitions

For the purpose of this lease:

(i)                                     “GST” means GST within the meaning of the GST Act;

(ii)                                  “GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (as amended);

(iii)                               Expressions set out in italics in this clause bear the same meaning as those expressions in the GST Act.

(b)                                 Amounts otherwise payable do not include GST

Except where express provision is made to the contrary, and subject to this clause, the consideration payable by any party under this Lease represents the value of any taxable supply for which payment is to be made.

(c)                                  Liability to pay any GST

If a party makes a taxable supply in connection with this Lease for a consideration, which, under Clause 2.5(b), represents its value, then the party liable to pay for the taxable supply must also pay, at the same time and in the same manner as the value is otherwise payable, the amount of any GST payable in respect of the taxable supply.

(d)                                 Penalties

Where a party has paid, is liable to pay or shall become liable to pay any penalties or interest as a result of late payment of GST where late payment is as a result of the failure of the other party to comply with the terms of this clause, then the other party shall pay to the party an additional amount on demand equal to the amount of those penalties and interest for GST.

2.6.         Method of Payment

All payments made under this Lease must be made by a direct debit from the Lessee’s bank to the Lessor’s bank account unless otherwise notified in writing by the Lessor to the Lessee from time to time.

3.             TERMINATION OR ABATEMENT ON DAMAGE

3.1          Lessor’s Notice to Rebuild or Terminate

If the whole or any part of the Building shall be destroyed or damaged by fire, flood, lightning, storm, tempest or other disabling cause without any neglect or default on the part of the Lessee so as to render the Building during the Term substantially unfit for the use and occupation of the Lessee or so as to deprive the Lessee of substantial use of the same, then:

(a)                                  The Lessor shall have the option within thirty (30) days after such destruction or damage by notice in writing to the Lessee either to terminate the Lease if it is impracticable or undesirable to restore or rebuild the Building, or to restore or rebuild the Building for a similar use and purpose whether or not the Building is affected or not by such disabling cause, and shall within such period give written notice of its intention to the Lessee.

(b)                                 If the Lessor elects not to restore or rebuild the Premises and the Lessor notifies the Lessee of this, then either party may by notice in writing to the other terminate this Lease by giving not less than seven (7) days notice in writing to the other, in which case no compensation is payable by either party in respect of that termination but such termination shall be without prejudice to the rights of either party in respect of any antecedent breach or nonobservance of any covenant, condition or provision of this Lease.

3.2                               Lessee’s Notice to Terminate

In the event that the Lessor does not exercise its option within the thirty (30) day period, then the Lessee may by notice in writing to the Lessor terminate the Lease. No liability shall attach to the Lessor or to the Lessee by reason of a termination pursuant to this clause but such termination shall be without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any covenant, condition or provision of this Lease.

3.3                               Termination following Failure to Rebuild

In the event that the Lessor elects to restore and rebuild the Building and has not commenced and continued the rebuilding or restoration within a reasonable time after the event of damage or destruction, and if the Lessee has given notice requesting such repair, then either party may by notice in writing to the other terminate this Lease on giving not less than seven (7) days notice in writing to the other, in which case no compensation is payable by either party in respect of that termination but such termination shall be without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any covenant, condition or provision of this Lease.

3.4                               Continued Operation during Rebuilding

The Lessee shall during any period of restoration or rebuilding of the Building or of any part of the Building continue the operation of its business in the Premises so far as it may be reasonably practicable for the Lessee to do so having regard to the nature and extent of the Lessee’s business and the nature and extent of the damage sustained.

3.5                               Abatement of Rent

Upon the happening of any such damage or destruction, the Rent and Outgoings (or a proportionate part according to the extent of damage sustained) for the period from the date of damage or destruction and continuing for the period of reconstruction shall abate until the Premises shall have been reinstated or made fit for use and occupation provided that Rent and Outgoings shall not abate if the destruction or damage was caused or contributed to by the Lessee or any person claiming through or under the Lessee and the damage is not covered by insurance of the Building; and if the damage is covered by the insurance of the Building, the Lessee shall be liable for the amount, if any, by which the Rent and Outgoings are greater than the compensation provided under the policies of insurance;

3.6                               No Requirement to Rebuild

Nothing in this part imposes any liability upon the Lessor to rebuild all or part of the Premises or the Building.

3.7                               Disputes

In the event of any dispute arising out of this Clause, the same shall be referred to a valuer of the Australian Property Institute Inc - New South Wales Division registered so to act with more than 10 years valuing experience and at least 5 years valuing experience of property in a similar location and of a similar nature as that of the Premises, agreed upon by the Lessor and by the Lessee (but in the absence of any agreement by the President of that organisation, who must make a determination of the amount by which the Rent is to abate and the duration of the abatement. In making a determination, the valuer is deemed to be acting as an expert and not an arbitrator and the costs will be borne equally by the parties and paid promptly.

4.                                      RESUMPTION

4.1                               Resumption

In the event of the whole or any part of the Premises being resumed or otherwise being permanently taken for public purposes by a competent Authority with the effect that the Lessee’s use of the Premises is adversely affected in a material manner, then the Lessee may by notice in writing to the Lessor terminate this Lease and on the giving of such a notice this Lease shall be at an end. No liability shall attach to the Lessor or to the Lessee by reason of a termination pursuant to this sub-clause but such termination shall be without prejudice to the rights of either party in respect of any antecedent breaching or non-observance of any covenants, conditions or provision of this Lease and without prejudice to the right of the Lessee to claim compensation from the resuming Authority arising from the resumption.

5.                                      USE OF PREMISES

5.1                               Permitted Use

The Lessee shall not without the prior written consent of the Lessor, use the Premises for any purpose other than for the Permitted Use and will not use the Premises for any purpose or purposes which are prohibited by the zoning of the Land or which are not approved by the relevant local government Authority or is prohibited by any statute, ordinance, proclamation, order or regulation, present or future.

5.2                               No Noxious Use

The Lessee will not permit any noxious, immoral, noisome, offensive or illegal act, trade, business, occupation or calling at any time during the Term to be exercised, carried on, permitted or suffered in the Premises and the Lessee will not permit any act, matter or thing whatsoever at any time during the Term to be done in the Premises which shall or may cause annoyance, nuisance, grievance, damage or disturbance to other persons and without limiting the generality of the foregoing, will not permit or suffer the escape of excessive pollution emissions of whatsoever nature in or from the Premises and will in this respect comply with all directions and requirements of the Lessor, and any responsible Authority.

5.3                               Use of Appurtenances

The Lessee shall not use the Appurtenances for any purpose other than those for which they were constructed and shall not place therein any sweepings, rubbish, rags or other deleterious substances.

5.4                               Drains and Wastes

The Lessee shall keep and maintain the waste pipes, drains and conduits originating in the Building and the Premises in a clean, clear and free flowing condition.

5.5                               Holing of Walls

The Lessee shall not cut, make holes in, mark, deface, drill or damage the Appurtenances, walls, ceilings or floors of the Building without the prior written consent of the Lessor, which consent shall not be unreasonably withheld provided that the Lessee will reinstate any such Appurtenances, walls ceilings or floors at the end of the Term to their condition at the earlier of the Commencing Date or the date of first occupation of the Premises by the Lessee.

5.6                               Cleaning

The Lessee will during the Term at its own cost cause the Premises to be cleaned by a contractor nominated by the Lessee in a proper and workmanlike manner to the reasonable satisfaction of the Lessor and from time to time will remove and take away from the Premises all refuse in accordance with the requirements of the local council or other responsible Authority and of the Lessor.

5.7                               Overloading of Floors

The Lessee shall observe the maximum floor loading weights as determined by an engineer engaged by the Lessor and shall not permit the floors of the Building to be broken, strained or damaged by overloading.

5.8                               Installation of Machinery

The Lessee will not bring into the Building any heavy, noisy or vibrating machinery or other plant, fittings or equipment (including safes) without the prior written consent of the Lessor and in no event shall the Lessee cause any structural or other damage to the floors or walls or any other parts of the Building and the Lessor may direct the routing, installation and location of all such machinery, plant, fittings and equipment and the Lessee shall observe and comply with all such directions.

5.9                               Overloading of Electrical Equipment

The Lessee shall not install any electrical equipment in or about the Building that overloads the cables or boards or sub-boards through which electricity is conveyed to the Building.

5.10                        Inflammable Substances

The Lessee shall not bring upon or store in the Building any explosive or any inflammable or corrosive fluids or chemicals in contravention of the statutory provisions or of any Authority or of any policy of insurance relating to the Building.

5.11                        Animals

The Lessee shall not  keep any animals or birds in the Premises or the Building.

5.12                        Special Services

The Lessee shall pay to the Lessor upon demand any unusual costs charges and expenses incurred by the Lessor at the request of the Lessee including those connected with any alterations, repairs or maintenance to the Building or providing such additional or unusual services for the Lessee.

5.13                        Fittings and Fixtures

The Lessee shall at its own expense fit out the Building with the machinery, fittings and fixtures necessary for the business of the Lessee in a safe manner and will keep them in good repair and efficient working order and condition and on the termination of the Lease, such fixtures not removed by the Lessee under Clause 13.2 shall at the option of the Lessor, become the property of the Lessor.

5.14                        Glass and Signs

The Lessee shall promptly and at its own cost repair or replace all broken, cracked or damaged glass and signs in or about the Building.

5.15                        Doors, Locks and Windows

The Lessee shall at its own cost keep and maintain the gates, shutters, doors, locks, windows and window fittings of the Building in good and efficient working order and condition and at the termination of the Lease shall deliver to the Lessor all keys to the Premises.

5.16                        Bulbs, Tubes and Illuminated Signs

The Lessee shall at its own cost promptly replace all broken or faulty light bulbs, tubes and all associated fittings in or about the Building.

5.17                        Painting of the Building

The Lessee shall at its own cost before vacating the Premises paint in a proper and workmanlike manner those internal parts of the Building and outside doors and signage at the main entrance of the Building which have at any time previously been painted at least once in every period of three (3) years and in any event during the last year of the Term of the Lease with not less than two (2) coats of first quality paint in the original colours thereof or in such other colours as may be nominated in writing by the Lessor and the Lessee shall produce receipts or such other evidence of painting in accordance with this covenant as the Lessor may reasonably require upon demand.

5.18                        Requirements of Public Authorities

The Lessee will insofar as it is possible for the Lessee, promptly comply with all statutes, ordinances, proclamations, orders and regulations present or future affecting or relating to the Premises or its use, and with all requirements notices or orders which may be given by any Authority, PROVIDED THAT this covenant shall not impose on the Lessee any obligation in respect of any structural maintenance replacement or repair except where rendered necessary by any act, neglect, default or omission on the part of the Lessee or by the Lessee’s particular use or occupancy of the Premises.

5.19                        Pest Control

The Lessee will take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pests, termites, birds and animals and in the event of failing so to do will if so required by the Lessor but at the cost of the Lessee employ from time to time or periodically pest exterminators approved of by the Lessor (such approval not to be unreasonably withheld).

5.20                        Infectious Illness

The Lessee will in the event of it becoming aware of any infectious illness occurring in the Premises promptly notify the Lessor and the proper Authorities and at the expense of the Lessee will thoroughly fumigate and disinfect the Premises to the satisfaction of the Lessor and relevant Authorities and otherwise comply with their lawful requirements in regard to the same.

5.21                        Notice of Defects

Upon it becoming aware of the same, the Lessee will give to the Lessor prompt notice in writing of any accident to or defect or want of repair in any services to the Premises or to the Air Conditioning Equipment, the Fire Equipment, the Appurtenances or the lifts and escalators and of any circumstances relative to the Building likely to be or to cause any danger, risk or hazard to the same or to any person.

5.22                        Exterior Signs

The Lessee will not without the prior approval in writing of the Lessor (such approval not to be unreasonably withheld) erect, display, affix or exhibit on or to the exterior or interior of the Building or any part of the Premises any signs, lights, embellishments, advertisements, television or wireless antenna or mast, awning or canopy, names or notices visible from outside the Premises and shall make good all damage so caused and upon the termination of the Lease shall remove all such signs, advertisements and embellishments and make good any damage caused to the Premises and the Building.

5.23                        Auctions

The Lessee shall not without the prior written consent of the Lessor which consent may be withheld at the absolute discretion of the Lessor use the Premises for any auction bankrupt or fire sale.

5.24                        Lessee Not to Cause Rent Reductions

The Lessee will not without the written consent of the Lessor by any act, matter or deed or by any failure or omission impair, reduce or diminish directly or indirectly the Rent or impose or cause on the Lessor any liability of the Lessee under or by virtue of this Lease even though entitled so to do whether by statute, ordinance, proclamation, order, regulation or moratorium (present or future) or otherwise.

5.25                        Car Parking Areas and Gardens

The Lessee will keep and maintain in a clean and tidy condition the car parking areas and grounds and will keep mown all lawns and keep all gardens weeded to ensure compliance with this clause.

6.                                      LESSEE’S WORKS

6.1                               Lessee’s Works

The Lessor acknowledges that the Lessee intends to install new airconditioning to both the ground floor and the first floor, and to modernise the kitchen and bathroom in the Building (the “Lessee’s Works”).

6.2                               Lessor’s Approval

The Lessee may not carry out the Lessee’s Works to the Building without the Lessor’s prior written approval.  If the Lessor gives approval, it may impose reasonable conditions.  The Lessee must comply with these conditions.

6.3                               Conditions

In addition to any conditions that may be imposed by the Lessor, the Lessee must ensure that the Lessee’s Works are done:-

(a)                                  by Contractors approved by the Lessor (which may not unreasonably withhold its approval);  and

(b)                                 in a proper and workmanlike manner;  and

(c)                                  in accordance with plans, specifications and schedules of finishes required and approved by the Lessor (which may not unreasonably withhold its approval); and

(d)                                 in accordance with all requirements of any Authority and in accordance with the Environmental Law; and

(e)                                  in accordance with the Lessor’s reasonable requirements and directions.

6.4                               Permits

The Lessee will provide the Lessor with a copy of all building permits or other consents issued by any Authority pursuant to Clause 6.3(c).

6.5                               Lessor’s Property on Termination

The Lessee acknowledges that the Lessee’s Works become the property of the Lessor upon termination of this Lease.

7.                                      ASSIGNMENT

7.1                               Restrictions on Assignments

The Lessee will not during the continuance of this Lease assign, transfer, demise, sublet, part with or share the possession of, or grant any licence affecting or mortgage, charge or otherwise encumber or deal with the Lessee’s interest in the Premises or by any act or deed procure any of the foregoing other than as set out below:

(a)                                  any assignment, transfer or subletting shall be deemed not to be a breach of this clause if prior thereto:

(i)                                     the Lessee either has not committed any default under this Lease or has committed a default under this Lease which has been waived or excused in writing or remedied;

(ii)                                  the Lessee has proved to the reasonable satisfaction of the Lessor that the proposed assignee, transferee or sub-lessee (the “Ingoing Lessee”) is a respectable responsible and solvent person of sound financial standing, and is capable of carrying on the Permitted Use on the Premises and, if required by law, has obtained the prior written approval of the relevant Authorities to its proposed use of the Premises;

(iii)                               the Ingoing Lessee has entered into a covenant with the Lessor in the form required by the Lessor that he will duly perform and observe the covenants and agreements on the Lessee’s part contained in this Lease;

(iv)                              the Ingoing Lessee has furnished the Lessor with such guarantee or guarantees of the performance of his obligations under this Lease as the Lessor reasonably requires;

(v)                                 in the case of an assignment the Lessee has entered into a deed in the form required by the Lessor under which the Lessee releases the Lessor from all Claims against the Lessor in respect of, or in any way arising from, this Lease;

(vi)                              the Lessee has paid all fees and expenses incurred by the Lessor in connection with the investigation of the proposed Ingoing Lessee and all other expenses including legal fees relating to the proposed assignment, transfer or subletting; and

(vii)                           there will be no change of use of the Premises as a result of the assignment, transfer or subletting without the prior consent of the Lessor, which consent shall not be unreasonably withheld and subject also to the prior approval of any relevant authority.

(b)                                 For the purpose of this clause any change in the shareholding of the Lessee (if a company) altering the effective control of the Lessee from that existing at the Commencing Date or (in the case of an assignee) from that existing at the date of the assignment of this Lease to that Lessee shall be deemed an assignment of this Lease.

8.                                      MAINTENANCE, REPAIR, ALTERATIONS, ETC.

8.1                               Repair of Building

The Lessee shall at its own cost during the whole of the Term and for so long as the Lessee may remain in possession or occupation of the Premises when, where and so often as need be maintain, replace, repair and keep the whole of the Building and the Premises and Appurtenances and Fire Equipment in good and substantial repair, working order and condition (having regard to their condition at the Commencing Date), damage by fair wear and tear, explosion, earthquake, aircraft, riot, civil commotion, fire, flood, lightning, storm, tempest and fair wear and tear, Act of God and war damage and structural repairs where not rendered necessary by the negligence acts or omissions of the Lessee or the particular use of the Premises only excepted provided that these exceptions shall not apply if any insurance moneys are irrecoverable by the Lessor through the neglect, default or misconduct of the Lessee and persons claiming through the Lessee. The Lessee acknowledges that the Building was in good repair and condition at the Commencing Date.

8.2                               Specific Repairs

The Lessee shall, without affecting the generality of Clause 8.1, at the Lessee’s expense:

(a)                                  paint the Building as required by Clause 5.17 and in addition, at the expiration of the Term, paper or otherwise appropriately treat with materials and to standards reasonably determined by the Lessor such parts of the Building which have or ought to have been so papered or treated;

(b)                                 keep the equipment of the Lessee maintained, clean and in good order and repair and keep in good condition all fittings, plant, furnishings and equipment of the Lessee;

(c)                                  make good any breakage, defect or damage to the Building or the Premises, the Appurtenances, the Fire Equipment, the Services occasioned by want of care, misuse or abuse on the part of the Lessee and persons claiming through the Lessee or otherwise occasioned by any breach or default by the Lessee of this Lease;

(d)                                 keep  the standard carpets and floor coverings and blinds and curtains (if any) in the Building as are supplied by the Lessor in good and tenantable repair and condition, fair wear and tear excepted.

8.3                               Alterations

The Lessee shall not without the previous consent in writing of the Lessor make any alterations additions or other improvements to the Building or its Appurtenances (including the holing of walls and redecoration or painting) unless it has obtained the necessary permissions or consents of the relevant Authorities and delivered copies of these and copies of all the relevant plans and specifications to the Lessor and the Lessor has notified the Lessee in writing that it has no objection to such alterations additions or improvements being carried out provided that:

(a)                                  all alterations, additions or other improvements carried out under this clause will be at the cost and expense of the Lessee and in a proper and workmanlike manner; and

(b)                                 at the request of the Lessor the Lessee shall immediately prior to or upon the expiry or other termination of the Term at the Lessee’s own cost and expense restore the Premises to their condition existing prior to the carrying out of the said alterations, additions or other improvements.

8.4                               Partitioning

(a)                                  The Lessee shall use internal partitions within the Building only of such standard as to type, quality, colour and size as the Lessor shall decide and which shall be installed in the Building by a builder approved of by the Lessor under the supervision of an architect approved by the Lessor and the Lessee covenants not to make any additions or alterations to the partitions except according to the said standards and supervision and with the prior approval in writing of the Lessor all such approvals not to be unreasonably withheld.

(b)                                 The cost of internal partitions and their installation within the Building including all doors, vents, glass and other items included in or incidental to the same and the cost of all additional lights and power outlets and switches and telephone outlets and alterations and/or additions to the Air Conditioning Equipment and/or Fire Equipment which may be required by law and/or by reason of the position of any such partitions or the particular requirements of the Lessee together with all architect’s and other consultant’s fees incurred in connection with the same shall be borne by the Lessee.

(c)                                  Such partitions shall be and remain the property of the Lessee who shall be responsible for all maintenance and insurance thereof and if so required by the Lessor such partitions shall be removed by the Lessee from all parts of the Building vacated by the Lessee at or prior to the expiration of the Lease and in default thereof the Lessor may at the expense of the Lessee remove and dispose of the same provided that any such partitions not so removed by the Lessee by that date shall become the property of the Lessor and all damage done to the Building by reason of such removal shall be made good by the Lessee and if the Lessee fails so to do the Lessor may make good all such damage at the expense of the Lessee.

8.5                               Lessor May Enter the Premises

(a)                                  The Lessor shall have the right for itself and all those authorised by it upon reasonable notice (except in case of emergency when no notice shall be required) and at all reasonable times to:

(i)                                     enter upon and view the state of repair of the Premises and leave in the Building a notice in writing requiring the Lessee to carry out any repairs or maintenance which are the responsibility of the Lessee under the Lease and the Lessee shall forthwith repair any defects in accordance with the terms of the Lease;

(ii)                                  carry out any works or make any repairs, alterations or additions to, and to enter upon all or any part of the Premises, and to use the same for the purpose of effecting or carrying out any repairs, alterations or additions or other work which the Lessor may consider necessary or desirable to any part of the Building from time to time; and

(iii)                               enter the Premises with workmen and others and all necessary materials and appliances for the purpose of complying with the terms of any present or future legislation affecting the Premises or the Building or of any notice by any Authority having jurisdiction or authority over or in respect of the Premises or the Building in respect of the destruction of insects, rodents or other pests or for the carrying out of any repairs, alterations or works (including the provision of air conditioning, sprinklers, lighting, power, telephone and other services to the Lessee and other lessees of the Building for which purpose the Lessor may from time to time require access to the service ducts, walls, floors and ceilings and the Premises) and also for the purpose of exercising the rights and powers of the Lessor in this Lease.

(b)                                 In exercising its rights under this clause, the Lessor shall ensure that as little disturbance as is reasonably practicable is caused to the Lessee in its use of the Premises.

8.6                               Lessor May Carry out Repairs

In default of the Lessee repairing any defect according to reasonable notice including such notice under Clause 5.21 and Sub-clause 8.5(a) the Lessor may enter the Premises and execute at all reasonable times all or any of the required repairs as the Lessor may think fit, and in addition to the Lessor’s other remedies, recover from the Lessee the cost of such repairs as the Lessee ought to have effected, including all sums paid on account of any insurance, indemnities or compensation under the Worker’s Compensation Act.

8.7                               Lessor’s Reservations

The Lessor reserves the right upon giving reasonable notice to the Lessee, to effect alterations, additions, renovations and refurbishment works to the Building both externally and internally and to any and all services in the Premises and in doing so (but without in any way limiting the generality of the foregoing) may encroach upon parking areas, employ or use the airspace above any part of the Building, interrupt the Services to the Premises and alter the vehicular or pedestrian access or ways to or within the Building and the Lessee will provide access to the Premises for this purpose and not make any objection or Claim in respect of any such works PROVIDED ALWAYS that the Lessor shall carry out such works in such a manner as will minimise so far as it may be practicable any inconvenience or interruption to the business of the Lessee.

8.8                               Notice to Lessee

The Lessor must give at least two (2) months prior written notice to the Lessee of any alterations or refurbishment of the Building or the Premises which is likely to adversely affect the business of the Lessee unless the alteration or refurbishment is necessitated by an emergency.

8.9                               Liens on Premises

The Lessee shall pay or cause to be paid all costs of any work done by the Lessee or caused to be done by the Lessee on the Premises, and the Lessee will keep the Premises clear of all liens on account of work done for the Lessee or persons claiming under the Lessee. The Lessee agrees to and shall indemnify, defend and keep the Lessor free and harmless against any Claim, costs (including solicitor’s costs) and all other expenses in the absence of any negligence on the part of the Lessor, on account of Claims of lien of labourers or material for any work performed or materials or supplies furnished for the Lessee or persons claiming under the Lessee.

8.10                        Environmental Law

The Lessee shall:

(a)                                  subject to any pollution and any environmental hazard or contamination existing prior to the earlier of the date of first occupation by the Lessee and the Commencing Date, maintain the Premises free from pollution and any environmental hazard or contamination;

(b)                                 maintain procedures which, in the opinion of the Lessor are adequate to monitor its compliance with Environmental Law and Authorisations;

(c)                                  where the Lessor reasonably suspects that the Lessee is not complying with Sub-clause 8.10(b) above or with any Environmental Law or Authorisation:

(i)                                     provide or do everything necessary to facilitate a site assessment of the procedures under Sub-clause 8.10(b) above, and compliance with any Environmental Law or Authorisation by a consultant approved by the Lessor; and

                (ii)                                  maintain the confidentiality of those assessments;

(d)                                 permit the Lessor or any person authorised by the Lessor, to enter on the Premises at all reasonable times, on not less than one day’s notice (except in the case of emergency), to carry out environmental assessments; and

(e)                                  remedy any non-compliance with an Environmental Law or Authorisation revealed by any site assessment, environmental assessment or procedure carried out or required under this clause.

The Lessor must remedy at its cost any pollution or environmental hazard or contamination existing prior to the earlier of the date of first occupation by the Lessee and the Commencing Date.

9.                                      AIR CONDITIONING AND FIRE EQUIPMENT

9.1                               Repair and Use

Where any Air Conditioning Equipment or Fire Equipment are provided or installed in the Building by the Lessor:

(a)                                  the Lessee shall use reasonable endeavours to keep and maintain the Air Conditioning Equipment and fire hydrants in good working order and reasonably available for its use whilst the Lessor will maintain the sprinkler system in the Building provided that if the Lessee shall install partitions or make other amendments to the layout of the floors in the Building, the Lessee is responsible for any costs of relocating sprinklers to ensure compliance with the requirements of any Authority;

(b)                                 the Lessee will at all times comply with and observe the reasonable requirements of the Lessor in relation to the Air Conditioning Equipment and Fire Equipment and will not do anything in relation to the same or otherwise in relation to the use or ventilation of the Building which might interfere with or impair the efficient operation of the Air Conditioning Equipment and Fire Equipment;

(c)                                  The Lessee must arrange for the servicing of the Air Conditioning Equipment at its own expense commencing on the Commencement Date.

9.2          No Interference with Equipment

The Lessee shall not interfere with the Air Conditioning Equipment or the Fire Equipment.

9.3          Access to Contractors

                                                The Lessee shall at all times permit any authorised persons access to the Premises to inspect, service, maintain and repair the Air Conditioning Equipment, Fire Equipment, lifts.

10.          ELECTRICITY AND OTHER SERVICES

10.1        Lessee to Arrange

                                                The Lessee will make its own arrangements for the supply of electricity to and the installation of telephone, computer, telecommunications and like services in the Building.

10.2        Lessee to Pay Charges

                                                The Lessee will duly and punctually pay all charges for electricity, telephone, gas, excess water or water separately metered and supplied to the Premises provided that if the Lessee makes default in the payment of any such charges or accounts, then the Lessor may at its option pay the same and recover any amounts so paid as if the same were overdue Rent.

10.3        Supply Failure

                                                Subject to the Lessor using reasonable endeavours to keep such services operating and available to the Premises, the Lessor will not be under any liability for any Claim sustained by the Lessee or any other person at any time as a result of or arising in any way out of the failure of the electricity, telecommunications or water supply or any other services or facilities including the Appurtenances, enjoyed by the Lessee in conjunction with the Premises.

11.          INSURANCE

11.1        Lessee to Effect Insurance

The Lessee will:-

(a)                                  at its own expense, effect and keep current at all times during the Term public risk insurance relating to the Premises in the amount of twenty million dollars ($20,000,000) or for such greater amount from time to time as the Lessor may reasonably require;

(b)                                 at its own expense, insure and keep insured for its full insurable value all glass in or about the Building against breakage.

11.2                        General Insurance Provisions

All insurances referred to in Clause 11.1 above are to be effected with the Lessor’s interest noted on the policy with an insurer reasonably approved by the Lessor in writing and the Lessee shall punctually pay all premiums and duty necessary and whenever required will produce to the Lessor the policies of insurance and the receipt for the last premium.

11.3        Heating and Energy

The Lessee will not use any method of heating or lighting or supply of any other form of energy in or about the Building in contravention of any policy of insurance in respect of the Premises.

11.4        Insurance not to be Avoided

The Lessee will not at any time during the Term do, permit or omit to do any act, matter or thing upon the Premises or the bringing or keeping of anything in the Building which may render any insurance policy relating to the Premises against damage by fire and other risks void or voidable or cause the rate of premium on any such insurance premiums to be liable to be increased.

11.5        Fire Regulations

The Lessee will at all times and at its own cost comply with all regulations or requirements of any Authority and the proper requirements of any interested insurer in respect of sprinklers and other fire prevention equipment and installations (including alarms) in the Building. The Lessee shall not be required to install a new sprinkler system in the Building or upgrade the existing sprinkler system, subject to the Lessee’s compliance with Clause 9.1(a).

11.6        Payment of Additional Premiums

The Lessee will from time to time as and when required by notice in writing from the Lessor promptly pay all extra excess premiums of insurance on the improvements erected in the Premises and/or the contents of such improvements if any such extra excess premiums be required on account of extra risk caused by the Lessee’s use of the Premises.

11.7        Lessor as Attorney

The Lessor in its own name and as the Attorney for the Lessee in the name of the Lessee or otherwise shall be entitled to institute all or any proceedings against any insurer insuring the risks referred to in this Lease to recover from such insurer any amount for loss, damage or injury or other money payable under any indemnity in favour of the Lessor.

12.          INDEMNITIES

12.1        The Lessee FURTHER COVENANTS with the Lessor that:

(a)                                  The Lessee agrees to occupy use and keep the Premises at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor and its contractors and employees from all claims and demands of every kind and from all liability which may arise in respect of any accident or damage to property or death of or injury to any person of whatsoever nature or kind in the Premises or the Building other than as may be caused or contributed to  by the negligence of the Lessor its contractors or employees and the Lessee agrees that the Lessor shall have no responsibility or liability for any loss of or damage to fixtures or personal property of the Lessee other than as may be caused by the negligence of the Lessor its contractors or employees.

(b)                                 Without prejudice to the generality of Sub-Clause (a) hereof, to the extent that moneys paid to the Lessor out of insurances effected by the Lessee do not fully indemnify the Lessor against the same and except where the same is caused or contributed to by the negligence of the Lessor or its contractors or employees, the Lessee will and does hereby indemnify the Lessor its contractors and employees from and against all actions, claims, demands, losses, damages, costs and expenses incurred by the Lessor or for which the Lessor or its contractors or employees may become liable in respect of any damage to property or death of or injury to any person which may be suffered or sustained in or upon the Premises whether in the occupation of the Lessor or of the Lessee or of any other person.

(c)                                  Without limiting the generality of Sub-Clauses (a) and (b) of this Clause the Lessee will and does hereby indemnify the Lessor from and against all actions, claim, demands, losses, damages, costs and expenses for which the Lessor may become liable in respect of or arising from:

(i)                                     The negligent or careless use, misuse, waste or abuse by the Lessee or any contractor, subcontractor, licensee, invitee, client, customer or visitor of the Lessee or any other person claiming through or under the Lessee of the water, gas, electricity, lighting or other service and facilities of the Premises or arising from any faulty fitting or fixture of the Lessee.

(ii)                                  Overflow or leakage of water (including rain water) in or from the Premises but having origin within the Premises caused by an act or omission on the part of the Lessee or other persons as aforesaid.

(iii)                               Loss damage or injury from any cause whatsoever to property or person caused by the use of the Premises by the Lessee or other persons as aforesaid; and

(iv)                              Loss, damage or injury from any cause whatsoever to the Premises or to any property or person within or without the Premises occasioned by any act, omission, neglect, breach or default of the Lessee or other persons as aforesaid.

13.          COVENANTS BY THE LESSOR (QUIET ENJOYMENT, REMOVAL OF LESSEE’S FIXTURES)

13.1        Quiet Enjoyment

The Lessor FURTHER COVENANTS with the Lessee that the Lessee paying the rent hereby reserved and duly and punctually observing and performing the covenants obligations and provisions of this Lease on the part of the Lessee to be observed and performed shall and may peaceably possess and enjoy the Premises for the term hereby granted without interruption or disturbance from the Lessor or any other person or persons lawfully claiming by from or under the Lessor.

13.2        Removal of Lessee’s Fixtures

(a)                                  The Lessee may at or prior to the expiration of the Lease (and will, if so required by the Lessor, at or immediately following the expiration or sooner termination of the term) take remove and carry away from the Premises all fixtures fittings plant equipment or other articles upon the Premises in the nature of trade or tenants’ fixtures brought upon the Premises by the Lessee with the consent of the Lessor but the Lessee shall in such removal do no damage to the Premises and shall reinstate the Premises to the same condition as prior to the installation of any such items.

(b)                                 If the Lessee does not remove and carry away any of such fixtures, fittings, plant, equipment and other articles or items at or immediately following the determination of this Lease, the Lessor may at the expense of the Lessee remove and dispose of the same and any of such fixtures, fittings, plant, equipment and other articles or items not removed by the Lessee as aforesaid shall become the property of the Lessor.

13.3        Maintenance of Building and Services

The Lessor will use its best endeavours to keep the Building structurally sound and watertight and the Services in working order, except where the Lessee has such responsibility specifically under this Lease.

14.          DEFAULT AND TERMINATION

14.1        Events of Default

The Lessor and the Lessee COVENANT AND AGREE  that if:

(a)                                  The rent hereby reserved or any part thereof or any other moneys payable by the Lessee to the Lessor hereunder shall be unpaid for the space of fourteen (14) days after any of the days on which the same ought to have been paid and in accordance with the covenants for payment herein contained (although no formal or legal demand shall have been made therefore); or

(b)                                 The Lessee commits permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants obligations and provisions of this Lease or the Rules and Regulations of the Building and the Lessee fails to remedy same at the expiration of fourteen (14) days’ notice in writing by the Lessor requiring same to be remedied; or

(c)                                  The Lessee being a company an order is made or a resolution is effectively passed for the winding up of the Lessee (except for the purpose of reconstruction or amalgamation with the written consent of the Lessor which consent shall not be unreasonably withheld); or

(d)                                 A creditor’s petition in bankruptcy is presented against the Lessee; or

(e)                                  The Lessee presents a petition in bankruptcy against himself, or if there happens any event referred to in Section 40 of the Bankruptcy Act, 1966 which with the happening or failure to happen of any subsequent event therein referred to would result in the commission by the Lessee of any act of bankruptcy, or if any document the execution of which by the Lessee would result in the commission by him of an act of bankruptcy, or if any deed of assignment or deed of arrangement is prepared by or for, or is presented to the Lessee for execution by him or except for the purposes of amalgamation or reconstruction, or if the Lessee being a company ceases or threatens to cease to carry on business or goes into liquidation whether voluntary or otherwise or is wound up; or

(f)                                    Any event occurs entitling the holder or proprietor of any charge over the whole or any part of the assets and undertaking of the Lessee to require immediate repayment of the moneys thereby secured;

THEN ipso facto the Lessor at any time or times thereafter shall have the right to reenter into and upon the Premises or any part thereof in the name of the whole and to have again repossess and enjoy the same as of its former estate anything herein contained to the contrary notwithstanding but without prejudice to any action or other remedy which the Lessor has or might or otherwise could have for arrears of rent or breach of covenant or for damages as a result of any such event and thereupon the Lessor shall be freed and discharged from any action suit claim or demand by or obligation to the Lessee under or by virtue of this Lease.

14.2        Lessor may pay in Default

On each and every occasion on which the Lessee omits or neglects to pay any money or to do or effect anything which the Lessee has herein covenanted to pay do or effect (and without limiting the generality of the foregoing if the Lessee shall fail to effect any insurance or to pay any insurance premium required to be effected or paid by the Lessee hereunder) then it shall be lawful for but not obligatory upon the Lessor (and without prejudice to any rights and powers arising from such default) to pay such money or to do or effect such thing by itself its architects agents contractors and workmen as if it were the Lessee and for that purpose the Lessor its architects agents contractors workmen and agents may enter upon the whole or any part of the Premises and there remain for the purpose of doing or effecting any such thing and any expenses and costs of carrying out such work shall forthwith be payable by the Lessee to the Lessor.

14.3        Interest on overdue Moneys

Without prejudice to the rights, powers and remedies of the Lessor otherwise under this Lease the Lessee will pay to the Lessor interest on any moneys due by the Lessee to the Lessor on any account whatsoever pursuant to this Lease but unpaid for fourteen (14) days such interest to be computed from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and be recoverable in like manner as Rent in arrears. The rate of interest applicable shall be two (2) percent above the rate as recorded from time to time by the Westpac Banking Corporation Limited for overdrafts of $100,000.00 or if there be no such rate then the rate of ten percentum (10%) per annum and such interest shall accrue and be calculated on a daily basis.

14.4        Yielding up

The Lessee will forthwith upon the expiration of the Term or sooner determination of this Lease (unless otherwise directed by the Lessor in writing) peaceably surrender and yield up to the Lessor the Premises in such repair, order and condition as required by Clause 21 and clean and free from rubbish and in good and substantial repair and condition (having regard to the age of what is being surrendered or yielded up and its condition at the Commencing Date) and the Premises made good to return them to the condition as at the date of first occupation by the Lessee, subject to fair wear and tear and positions within the Premises as at the date of first occupation by the Lessee. The Lessee must remove any additional partitions installed within the Building from the Lease Commencement Date if required by the Lessor upon expiration of the Lease or sooner determination of this Lease.

14.5        Removal of Lessee’s Fixtures

The Lessee may at or prior to the determination of this Lease (and will if so required by the Lessor at or following the expiration or sooner determination of the Term) take, remove and carry away from the Premises all fixtures, fittings, plant, equipment or other articles upon the Premises in the nature of trade or Lessee’s fixtures brought upon the Premises by the Lessee but the Lessee shall in such removal do no damage to the Premises and the Building or shall promptly make good any such damage.

14.6        Lessee’s Fixtures Not Removed

If the Lessee does not remove and carry away any of its fixtures, fittings, plant, equipment and other articles or items at or immediately prior to the determination of this Lease (or within such further reasonable time as the Lessor may allow), the Lessor may at the expense of the Lessee remove and dispose of the same and any of such fixtures, fittings, plant, equipment and other articles or items not removed by the Lessee or the Lessor as aforesaid shall become the property of the Lessor. The Lessor may at the expense of the Lessee make good any damage to the Premises caused as a result of such removal and disposal.

15.          BREACH OF ESSENTIAL TERM

15.1        Essential Terms

Notwithstanding anything to the contrary herein (whether express or implied), it is hereby expressly agreed and declared that the covenants terms and conditions by the Lessee contained or implied in:

(a)                                  Clauses 2 and 18 to pay the Rent throughout the term and any period of holding over at a date not later than fourteen (14) days after the due day for the payment of each monthly instalment;

(b)                                 Clause 5 hereof inter alia relating to the use of the Premises;

(c)                                  Clause 8 hereof inter alia relating to repair and maintenance;

(d)                                 Clause 11 hereof inter alia relating to insurances;

(e)                                  Clause 7 inter alia relating to assignment, sub-letting or otherwise of the Premises;

are subject to the proviso hereinafter contained) essential and/or fundamental terms of this Lease. The breach, non-observance or non-performance of any one or more of such covenants terms and conditions shall be deemed to be a fundamental breach of the provision of this Lease on the part of the Lessee to be observed and performed PROVIDED THAT the presence of this Clause in this Lease shall not mean or be construed as meaning that there are no other fundamental and/or essential terms in this Lease.

15.2        Compensation for Breach

The Lessee covenants with the Lessor to compensate the Lessor in respect of any breach of an essential and/or fundamental term of this Lease and the Lessor shall be entitled to recover damages from the Lessee in respect of such breaches.  The Lessor’s entitlement under this Clause is in addition to any other remedy or entitlement to which the Lessor may have including without limiting the generality of the foregoing termination of this Lease.

15.3        Acknowledgement by Lessee

The Lessee expressly acknowledges and agrees that:

(a)                                  should the Lessee’s conduct (whether by acts or omissions) constitute a repudiation of this Lease (or of the Lessee’s obligations under the Lease) or constitute a breach of any of the Lessee’s covenants, the Lessee covenants to compensate the Lessor for any loss or damage suffered by reason of or arising from any such repudiation or breach;

(b)                                 the Lessor shall be entitled to recover damages against the Lessee for repudiation or breach of covenant for the damage suffered by the Lessor for and/or during the entire term of this Lease;

(c)                                  the Lessor’s entitlement to recover damages from the Lessee and/or the Covenantor and/or any other person shall not be affected or limited by inter alia any of the following:

(i)            the Lessee abandoning or vacating the Premises; and/or

(ii)           the Lessor electing to re-enter or terminate the Lease; and/or

(iii)          the Lessor accepting the Lessee’s repudiation; and/or

(iv)          the Parties’ conduct (or that of any servant or agent thereof) constituting a surrender by operation of law.

15.4        Lessee’s Right to Damages

The Lessor shall be entitled at any time in the Lessor’s absolute discretion to institute legal proceedings claiming damages against the Lessee in respect of the entire lease term including the period before and after the Lessee has vacated the Premises and before and after the abandonment termination repudiation acceptance of repudiation or surrender by operation of law referred to in the immediately preceding Sub-Clause(s) whether the proceedings are instituted either before or after such conduct.

15.5                        Lessor to Mitigate Loss

In the event of the Lessee vacating the Premises whether with or without the Lessor’s consent, the Lessor shall take reasonable steps to mitigate its loss and to attempt to re-lease the Premises at a reasonable rent and on reasonable terms.  The Lessor’s entitlement to damages shall be assessed on the basis that the Lessor has observed the obligation to mitigate damages.  The Lessor’s conduct in pursuant of this duty to mitigate damages shall not of itself constitute acceptance of the Lessee’s breach or repudiation or a surrender by operation of law.

15.6        Calculation of Damages

Should the Lessor terminate this Lease following any breach of a fundamental/essential provision or otherwise, then without prejudice to any other right or remedy of the Lessor herein contained or implied, the Lessor shall be entitled to recover from the Lessee (and/or any Guarantor as the case may be) the difference between the aggregate of the Rent and other moneys payable by the Lessee hereunder for the unexpired residue of the term less any amount the Lessor is able to obtain or could in the Lessor’s opinion reasonably be expected to obtain by observing the provisions of Clause 15(e) hereof.

16.          APPOINTMENT OF ATTORNEY

16.1        Attorney

The Lessee irrevocably nominates, constitutes and appoints the Lessor and, if a company, each of the directors of the Lessor from time to time, jointly and each of them severally, to be the true and lawful attorneys and attorney of the Lessee on its behalf, and in its name as its act and deed from time to time if and when the Lessor shall think fit, for the purpose of giving full effect to any power of re-entry, to execute as the act and deed of the Lessee a surrender of the Lease in favour of the Lessor and to procure the registration of such surrender under the provisions of the Real Property Act provided always that the provisions of this clause shall be deemed to come into force and the powers shall be exercisable only if and when the power of re-entry or of determination of the Lease by the Lessor shall have become exercisable by reason of default on the part of the Lessee in the observance or performance of any of the covenants and conditions on its part contained or implied in this Lease, conclusive evidence of which for the purpose of this clause shall be a statutory declaration signed by the Lessor or, if a company, then by a secretary or manager or director of the company. The Lessee covenants with the Lessor that on every transfer or sub-letting under or by virtue of the Lease the Lessee will at the expense of the Lessee obtain from the transferee or sub-lessee a Power of Attorney in favour of the Lessor in terms similar to this present clause.

17.          OPTION FOR RENEWAL

17.1        Grant of Option

If the Lessee not being in default of its obligations under this Lease shall require a renewed lease of the Premises for the further period referred to in Item 5 of the Reference Schedule from the expiration of the term of this Lease and of such requirement prior to the expiration of the said Term gives to the Lessor not less than six (6) months’ and not more than nine (9) months’ previous notice in writing, then the Lessor will at the cost of the Lessee demise to the Lessee the Premises for such further period from the expiration of the term of this Lease (hereinafter referred to as the “Renewed Lease Term”) at an Initial Rental as shall be calculated in accordance with Clause 17.3 herein and otherwise subject to the covenants and conditions herein contained but with the exception of this Clause.

17.2        Total Lease Term

It is the intention of the parties that should the Lessee exercise its option for the further term available to it hereunder the total of the term of this Lease and of such option shall not exceed six (6) years.

17.3        Rent Payable during Renewed Lease Term

The Rent payable during the first year of the Renewed Lease Term (without limiting, varying or excluding the obligation of the Lessee for the payment of the Lessee’s proportion of Outgoings in respect of the Premises pursuant to Clauses 2.3 hereof which shall remain in full force and effect) shall be the Current Market Rent determined in accordance with the provisions of Clause 2.2(a) for the first year of the Renewed Lease Term and thereafter increased by four per centum (4%) per annum in accordance with the provisions of Clause 2.2(b).

18.          HOLDING OVER

18.1        Lessee remaining in possession

In the event of the Lessee holding over in possession of the Premises with the consent of the Lessor after the expiration or sooner determination of the Term then the Lessee shall become a calendar monthly tenant of the demised Premises upon the same terms covenants and conditions as are herein contained so far as they are applicable to a calendar monthly tenancy and such tenancy shall be determinable by one calendar month’s notice which may be given by either party to the other expiring at any time.

18.2        Rent Payable during Renewed Lease Term

The Rent payable each calendar month by the Lessee to the Lessor under a calendar monthly tenancy constituted by virtue of Clause 18.1 shall be whichever is the greater of a sum equivalent to one twelfth (1/12) of the annual rental payable by the Lessee to the Lessor at the date of expiration of this Lease or the sum fixed from time to time by any notice given by the Lessor to the Lessee pursuant to Clause 18.3.

18.3        Increase in Rent

At any time and from time to time whether before or after the expiration of this Lease the Lessor may by notice in writing to the Lessee fix the calendar monthly rent payable by the Lessee to the Lessor under a calendar monthly tenancy created by virtue of Clause 18.1 which shall be the Current Market Rent determined in accordance with Clause 2.2(a) herein. The Rent so fixed shall be and from the date specified in the notice which shall not be earlier than thirty (30) days after the date upon which the notice is given to the Lessee be deemed to be the Rent payable by the Lessee to the Lessor under the calendar monthly tenancy and the Lessee covenants to pay the same to the Lessor.

19.          GENERAL

19.1        Waiver of Breach

The Lessor and the Lessee FURTHER COVENANT AND AGREE that no waiver by the Lessor of any one breach of any covenant obligation or provision in this Lease contained or implied shall operate as a waiver of another breach of the same or of any other covenant obligation or provision in this Lease contained or implied.

19.2        Notices

(a)                                  All demands requisitions consents elections or notices shall be in writing and if served or given by the Lessor hereunder shall be valid and effectual if served and given under the common seal of the Lessor or under the hand of any Director or Attorney or Manager or Secretary for the time being of the Lessor or of the Managing Agent for the time being employed by the Lessor for the Building.

(b)                                 Without prejudice to any other means of giving notice any such demand requisition consent election or notice requiring to be served hereunder shall be sufficiently served on the Lessee if served personally or if left addressed to the Lessee on the Premises or forwarded to the Lessee by prepaid post to the last known place of business or abode of the Lessee and shall be sufficiently served on the Lessor if served personally or if addressed to the Lessor and left at or sent by prepaid post to the Lessor’s registered office for the time being or last known place of business or abode and a demand requisition consent election or notice sent by post shall be deemed to be given at the time when it ought to be delivered in due course of post.

19.3        Stamp Duty and Costs

The Lessee shall pay all stamp duty and all the Lessor’s reasonable legal and other costs, charges and expenses of and incidental to the preparation, completion, stamping and registration of this Lease and any assignment, subletting, surrender or termination (otherwise than by effluxion of time) thereof and the consent of any person whose consent may be required and in the case of default by the Lessee in observing or performing any of its covenants in this Lease contained or implied, the Lessee shall pay to the Lessor all legal and other costs, charges and expenses for which the Lessor shall become liable in consequence of or in connection with such default.

19.4        For Sale/Lease Signs

The Lessee will at all reasonable times permit the Lessor to exhibit to prospective tenants or purchasers the Premises and will at all times within six (6) months immediately preceding the termination of this Lease allow the Lessor to affix and exhibit where the Lessor shall think fit at any time the usual  “To be Let” notice and in each case with the name and address of the Lessor and/or its agent thereon and the Lessee will not remove any such notice without the written consent of the Lessor. The Lessor may at any time affix and exhibit a “For Sale” sign to the outside of the Premises. The Lessee will co-operate with the Lessor in a reasonable manner to allow prospective tenants or purchasers to inspect the Premises subject to prior reasonable notice from the Lessor.

19.5        No Partnership

Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of partnership or of principal and agent or of joint venture between the parties hereto it being understood and agreed that neither the method of computation of rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of the Lessor and the Lessee upon the terms and conditions only as provided in this Lease.

19.6        Lessor’s Covenant

In any case where pursuant to these presents the doing or executing of any act matter or thing by the Lessee is dependent upon the consent or approval of the Lessor such consent or approval may be given conditionally or unconditionally or withheld by the Lessor in its absolute uncontrolled discretion unless otherwise herein provided.

19.7        Whole Agreement

The covenants provisions terms and agreements contained herein expressly or by statutory implication cover and comprise the whole of the agreement between the parties hereto and the parties expressly agree and declare that no further or other covenants agreements provisions or terms whether in respect of the Premises or otherwise shall be deemed to be implied herein or to arise between the parties by way of collateral or other agreement or by reason of promise representation warranty or undertaking given or made by any party hereto to another on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived.

19.8        No Liability for Provision of Services

Subject to the Lessor’s compliance with Clause 13.3, the Lessor will not be under any liability for any loss injury or damage sustained by the Lessee or any other person at any time as a result of or arising in any way out of the failure of the electricity or water supply or any other services or facilities provided by the Lessor or enjoyed by the Lessee in conjunction with the Premises.

19.9        Lessee occupies at Sole Risk

Whenever the Lessee is obliged or required hereunder to do or effect any act matter or thing then the doing of such act matter or thing shall, unless this Lease otherwise provides, be at the sole risk and expense of the Lessee.

19.10      No Moratorium

Unless application is mandatory by law any statute ordinance proclamation order regulation or moratorium present or future shall not apply to this Lease so as to abrogate extinguish impair diminish fetter delay or otherwise prejudicially affect any rights powers remedies or discretions given or accruing to the Lessee or the Lessor.

19.11      Additional Liability of Lessee

To the extent permissible at law the Lessee will forthwith upon demand pay to the Lessor by way of additional rent an amount equivalent to any moneys paid by the Lessor in respect of any liability imposed on the Lessee under or by virtue of this Lease notwithstanding that any statute ordinance proclamation order regulation or moratorium present or future directly or indirectly imposes such liability upon the Lessor. This clause only obliges the Lessee to reimburse the Lessor where the Lessor actually incurs costs in taking steps that would have otherwise been the responsibility of the Lessee under this Lease.

20.          BANK GUARANTEE

20.1        Provision of Guarantee

On the execution of this Lease the Lessee will:

(a)                                  provide to the Lessor an unconditional guarantee from a bank licensed to carry on business in Australia and having an office in Sydney and approved by the Lessor which entitles the Lessor to make a claim on the guarantee without recourse to the Lessee which entitles the Lessor to apply any amount under the guarantee to any amount payable by the Lessee to the Lessor under this Lease as the Lessor determines; or

(b)                                 deposit with the Lessor, to be held by the Lessor on the Lessee’s account in an interest bearing account in the Lessor’s name with the interest remaining in the account, but being accounted for to the Lessee, an amount being the sum as specified in Item 7 of the Reference Schedule (“the Deposit”) as security for the due and punctual observance and performance of all the terms on the Lessee’s part contained in this Lease.

20.2        Increase in Deposit

Upon each Review Date, the Lessee will provide to the Lessor either an increased Deposit, or a replacement Deposit which represents the increased sum arising from the review of the Rent.

20.3        Appropriation of Deposit

(a)                                  If at any time the Lessee fails to duly and punctually observe and perform the terms of this Lease, then the Lessor may in its discretion at any time appropriate and apply so much of or the whole of the Deposit as may be necessary in the opinion of the Lessor to compensate the Lessor for loss or damage sustained or suffered by the Lessor by reason of such breach by the Lessee.

(b)                                 Any such appropriation by the Lessor shall not be deemed to and shall not operate to waive the Lessee’s breach and shall not prejudice any other right of the Lessor arising from such breach.

(c)                                  If the Lessor appropriates all or part of the Deposit, then the Lessee will within five (5) days of demand by the Lessor provide to the Lessor in the form of the original Deposit the amount of the sum so appropriated in order to reinstate the Deposit.

(d)                                 If the Lessee complies with all the terms of the Lease, the Deposit less any sums appropriated by the Lessor in accordance with this clause and not reinstated shall be refunded to the Lessee as soon as reasonably practicable after the expiration of the Term or of any holding over period or upon the sooner termination of this Lease.

(e)                                  If an Incentive has been provided by the Lessor to the Lessee and as a consequence of Sub-clause 20.3 (d) later becomes payable by the Lessee to the Lessor the Deposit may be applied against all or part of the Incentive then due and payable by the Lessee to the Lessor.

20.4        Assignment of Deposit

If the Lessor assigns or transfers its interest in the Premises it may either:

(a)                                  assign the Deposit less any sums properly appropriated by the Lessor and not reinstated to any assignee or transferee; or

(b)                                 request and the Lessee must promptly provide, a replacement Deposit in favour of the new lessor in exchange for the original Deposit,

and thereupon the Lessor is discharged from all liability to the Lessee or any other person with respect to the Deposit.

21.          MAKE GOOD ON TERMINATION

The Lessee will on termination of this Lease or upon the Lessee vacating the Premises at the request of the Lessor-

(a)           Remove the Lessee’s signs.

(b)                                 Remove the Lessee’s electrical installations including all exposed and concealed wiring, conduits extending from the Lessee’s electrical switchboard, wall and floor mounted general purpose outlets, light fittings and light switches.

(c)           Dismantle and make good all parts of the Building set up for PABX use by the Lessee.

(d)                                 Remove all data wiring installed by the Lessee back to the point of entry and return all communications cupboards to their original condition.

(e)                                  Remove the Lessee’s telephone installations including exposed and concealed wiring, conduits, junction boxes, switchboards and handsets.

(f)                                    Make good all damage caused to the Building or the Premises by the Lessee in complying with Clause 21 as appropriate and in particular, the carpets excluding any repairs or replacement of carpet where partitions existed at the date of the Lease, skirtings, panels to air conditioning, acoustic ceilings tiles and ceiling grid and remove all screws and nails driven into wall surfaces and make good any damage caused to walls.

(g)                                 Subject to Clause 5.17, prepare and apply two (2) coats of paint or any other specialist finishes of a type, brand, colour and finish approved by the Lessor to all previously painted or finished internal surfaces, including skirtings, plaster wall and column surfaces.

(h)                                 Remove all rubbish and surface materials after completion of the works and ensure that the internal face of all window glazing is thoroughly cleaned, the carpet steam cleaned and the carpet pile lifted.

(i)                                     Re-instate the Building and the Premises to the condition they were at the Commencing Date (fair wear and tear excepted) and in the case of the carpets in the Building, replace all carpets which are cut, damaged (beyond fair wear and tear) or mutilated.

22.          LEASE SUBJECT TO DEVELOPMENT CONSENT

(a)                                  It is acknowledged by the Lessor and the Lessee that this Lease is subject to the Council of the City of Sydney giving consent to the Lessee changing the use of the premises to the use set out in an Application for Development completed by the Lessee and consented to by the Lessor to be lodged with the said Council. If the Lessee does not obtain the Development approval on terms acceptable to the Lessee acting reasonably, in a period of two (2) months from the commencement date of the Lease, then the Lessee may surrender the Lease and the deposit paid by the Lessee to the Lessor’s agent will be forfeited to the Lessor.

(b)                                 The Lessor has consented to the Lessee’s Application for Development on the basis that it is not responsible for the contents of same and accepts no liability to the Lessee should the Application for Development not be granted or granted on terms not acceptable to the Lessee.

23.          REMOVAL OF RACKING

The Lessor will at its own cost as soon as practicable after the Commencing Date of this Lease, remove all racking from the warehouse in the Building in a proper and workmanlike manner and will cause all bolts and screws to be cut off to floor level.

We certify this Lease to be correct for the purposes of the Real Property Act 1900.

)
EXECUTED by CHARVIC PTY LTD in	)
accordance with its Constitution in the	)
presence of:	)
)
)
/s/ Christine Tritton	)	/s/ Vicki M. Parsons
Signature of Secretary	)	Signature of Director
)
)
)
Christine Tritton	)	Vicki M. Parsons
Print Name of Secretary	)	Print Name of Director

)
EXECUTED by OPTIUM AUSTRALIA	)
PTY LIMITED in accordance with its	)
Constitution in the presence of:	)
)
)
/s/ Simon Poole	)	/s/ David Renner
Signature of Director/Secretary	)	Signature of Director
)
)
)
Simon Poole	)	David Renner
Print Name of Director/Secretary	)	Print Name of Director